UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006
SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
One North Second Street
Post Office Box 160
Hartsville, South Carolina 29551-0160
Telephone: 843-383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
     Item 1.01     Entry into a Material Definitive Agreement
Stock Appreciation Rights
On January 31, 2006, the Company’s Executive Compensation Committee approved the granting of stock settled stock appreciation rights (“SARs”) to Executive Officers under its previously shareholder approved Key Employee Stock Plan (the “Plan”). The SARs provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price on February 1, 2006. The material terms and conditions are as follows:

Approved Features
Grant Type:	Stock Settled Stock Appreciation Rights
Option Price:	Fair Market Value on February 1, 2006
Exercise Term:	7 years from date of grant; expiration date February 1, 2013
Vesting:	100% vested on February 1, 2007

Exercise Period at Termination
Death:	Term of SAR with a minimum of one year
Disability:	Term of SAR
Retirement:	Term of SAR
Other:	Three months
Allowable Exercise Provisions
-	Reduction of shares for tax withholding

-	Receive stock certificate for value of SAR or have certificate sent to company approved broker for addition to personal account or sale for cash
In 2005, the number of shares granted to corporate officers on February 2, 2005 totaled 242,000 and became exercisable on the date of grant. Under the 2006 grant, the number of SARs granted to corporate officers on February 1, 2006 totaled 249,000 and become exercisable one year from the date of the grant.

Long-Term Performance Unit Grants
On January 31, 2006, the Company’s Executive Compensation Committee approved the granting of contingent performance units to Executive Officers under the Plan. With the exception to changes in the annual financial performance goals for early vesting and the number of performance units granted, the material terms and conditions of the 2006 performance unit grant are the same as for those made in 2005.

Key provisions of the grants for both years are:
1)	Awards vest in three years if performance targets are met, or in five years otherwise.

2)	The financial performance measures used to determine the amount of performance units vested are corporate earnings per share (as adjusted to exclude certain items) and average return on net assets employed (“RONAE”), after adjusting to exclude certain items.
In order to receive the maximum number of performance units under the plan, cumulative corporate earnings per share growth must average 10% a year over the three-year period and RONAE must average between 9.5% to 10.5%, depending on capital invested in acquisitions over the three year period.

If less than the threshold number of performance units vest during the three year performance period, the remaining number of threshold units will vest in five years from the date of grant, subject to a participant’s continued employment.

For corporate officers, the threshold number of performance units granted under the plan in 2005 was 70,250 and was 72,250 in 2006. The maximum number of performance units granted under the plan in 2005 was 210,750 and was 216,750 in 2006.

1996 Non-Employee Directors Stock Plan
On February 1, 2006, the Board of Directors amended the 1996 Non-Employee Directors Stock Plan to give the Board discretion to discontinue the annual stock option grant to Non-Employee Directors for an indefinite period of time, and thereafter, in its discretion, recommence such annual grants.
Section 5 – Corporate Governance and Management
     5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 2, 2006, the Board of Directors elected Marc D. Oken as a director, where he will serve on the Executive Compensation and Audit Committees.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 3, 2006	By: /s/ C.J. Hupfer

C.J. Hupfer Senior Vice President and Chief Financial Officer

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